UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2002
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
------------------------------------------
(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
-------------------------------------------------------
(Address of principal executive offices)

336-229-1127
------------
(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS

Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced that it has entered into $300 million of new senior credit facilities with Credit Suisse First Boston, acting as Administrative Agent, and a group of financial institutions. The new facilities consist of a 364-day revolving credit facility in the principal amount of $100 million and a three-year revolving credit facility in the principal amount of $200 million. The new facilities will be used for general corporate purposes, including working capital, capital expenditures, funding of share repurchases and other payments and acquisitions. The Company's previous credit agreement, under which no loans were outstanding, was terminated upon the closing of the new facilities.







The terms of the new facilities include financial covenants governing total leverage and interest coverage as well as negative covenants limiting restricted payments, subsidiary indebtedness and certain other items customary for investment grade-rated borrowers. The facility fee and interest rate on the new facilities are based on the Company's senior credit rating as determined by Standard & Poor's, which rating was recently upgraded to BBB+ from BBB.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c) Exhibit
20  Press release of the Company dated February 22, 2002.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: February 22, 2002